Exhibit 5.1

Adams and Reese LLP

Attorneys at Law Alabama Florida Louisiana Mississippi South Carolina Tennessee Texas Washington, DC

November 27, 2013

Board of Directors

Prime Meridian Holding Company

1897 Capital Circle NE, Second Floor

Tallahassee, Florida 32308

RE:	Prime Meridian Holding Company
Amendment No. 1 to Registration Statement on Form S-1 for 1,200,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Prime Meridian Holding Company (“Company”) in connection with the proposed public offering of the shares of its $0.01 par value Common Stock covered by the above-described Registration Statement.

In connection therewith, we have examined the following:

•	The Articles of Incorporation of the Company, as filed with the Secretary of State of Florida;

•	The Bylaws of the Company;

•	A Resolution of the Company’s Board of Directors, certified as correct and complete by the Corporate Secretary of the Company, authorizing the sale of up to 1,200,000 shares of common stock;

•	Certificate of Active Status with respect to the Company, issued by the Secretary of State of the State of Florida; and

•	The Registration Statement, including all exhibits and amendments thereto.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

2457 Care Drive | Tallahassee, Florida 32308 | 850.878.2411 | Fax 850.878.1230

Board of Directors

November 27, 2013

•	The Company has been duly incorporated and is validly existing under the laws of the State of Florida.

•	The 1,200,000 shares of $0.01 par value common stock covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-1 and to the reference to this firm under the caption “Legal Matters” in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

ADAMS AND REESE LLP

/s/ Adams and Reese LLP